EXHIBIT 2.1







               _________________________________________________



                        STOCK EXCHANGE AGREEMENT BETWEEN
                              KOSTI SHIRVANIAN AND
                            SMART TRUCK SYSTEMS, INC.



               _________________________________________________

                            ASSET EXCHANGE AGREEMENT
                            ------------------------


     THIS ASSET PURCHASE AGREEMENT (this Agreement), entered into this 22nd day of August 2004, by and between Smart Truck Systems, Inc. a Nevada Corporation herein after (SMART TRUCK) and Kosti Shirvanian an individual herein after (KOSTI), pursuant to the following facts:

RECITALS

     WHEREAS, SMART TRUCK desires to exchange part of its common stock and Kosti desires to exchange and convey to SMART TRUCK some of the assets of Kosti relating to its business involving the manufacture of waste removal trucks and accessory equipment, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, SMART TRUCK is willing to assume only certain specified liabilities of Kosti as set out in Schedule 2;

     NOW, THEREFORE, in consideration of the agreements of the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   EXCHANGE OF ASSETS.
     -------------------

     1.1 Exchange of Assets. At the Closing (as defined in Section 3), SMART TRUCK agrees to exchange convey, transfer, assign, and deliver to Kosti the common stock set out in 2.1 (a) of this agreement, and Kosti agrees to exchange, all of his assets, properties, and business of every kind and description and wherever situated the assets derived from and in connection with the manufacture and fabrication of waste vehicles (the Assets), listed on Schedules 1 though 1.G attached hereto, Without limiting the generality of the foregoing, the Assets to be acquired by SMART TRUCK hereunder shall include the following except those items stated in Schedule 1.A

          (a) All of Kosti's goodwill and business as a going concern, including the name Smart Truck Systems or any variation thereof in Schedule 1.B.

          (b) All of Kosti's inventories of finished goods, work in process, raw materials, and other miscellaneous supplies and materials stated in
     Schedule 1.C.

          (c) All machinery, equipment, tools, molds, motor vehicles, transportation, packing and delivery equipment and supplies, furniture and fixtures of every kind and description owned by Kosti or ordered by him (a listing of which is attached hereto in Schedule 1.D.

          (d) All of Kosti's right, title, and interest of every kind and description in and to the following assets:

               (i) All of Kosti's rights and privileges under "Assigned Contracts/Pending Quotations" unfilled purchase and sales orders as defined in Schedule 1.E.

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               (ii) All of Kosti's rights to or under all trademarks, service marks, certification marks, United States and foreign trademark registrations and applications, trade names, copyrights, United States and foreign patents and patent applications, if any, including international priority rights associated therewith, and all patent and other license, trade secrets, inventions, and royalties as defined in
          Schedule 1.F.

               (iii) All of Kosti's customer lists, credit files, schedules of fixed assets, books of account, contracts, sales representation agreements, and sales agency agreements (if any), files, papers, books, records, designs, drawings, specifications and engineering data, and all other public or confidential business records, all to the extent reasonably required for the orderly continuation of the business operations of Kosti (collectively, the "Business Records") see Schedule 1.G.

     1.2 Assumption of Certain Liabilities. SMART TRUCK shall not assume any liabilities as of the date of this Agreement see Schedule 2 hereto (the "Assumed Liabilities") and STS shall not assume, incur, guarantee, or be otherwise obligated with respect liability whatsoever of Kosti other than as so stated. With respect to any Assumed Liability, such assumption by STS is for the benefit only of STS and shall not expand, increase, broaden, or enlarge the rights or remedies of any other party, nor create in any other party any right against STS that such party would not have against Kosti if this Agreement had not been consummated.

     1.3 Other Liabilities Not Assumed. STS shall not assume any liabilities of Kosti that are not listed on the Schedule 2 and, with respect to each Assumed Liability listed on the Schedule 2, STS does not assume and shall not have or be under any liability or obligation over and above any amount, or after the occurrence of any limitation or expiration date, of such liability or obligation stated on such schedule.

     1.4 Assignment of Certain Contracts. At the Closing, STS shall succeed to the rights and privileges of Kosti, and shall assume the express obligations of Kosti's performable after the Closing pursuant to those leases, insurance policies, contracts, and other agreements, and only those leases, insurance policies, contracts, and other agreements of Kosti that are listed as "Assigned Contracts" Schedule 1.E hereto ("Assigned Contracts") as and in the form of the copies thereof (or, if oral, as and in the form of the written statements of the terms thereof) furnished or made available to STS. Without limiting the generality of the foregoing, STS shall not assume and shall have no liability with respect to any obligations of Kosti under any Assigned Contract (a) required therein to be performed by Kosti at or prior to the Closing or (b) arising out of any breach thereof not included in the copies (or written statements of the terms) of such Assigned Contracts delivered or made available to STS pursuant hereto.

     1.5 Instruments of Conveyance, Assumption, or Assignment. The sale, conveyance, transfer, assignment, and delivery of the Assets, the Assigned Contracts and the assumption of the Assumed Liabilities, as herein provided, shall be effected by bills of sale, endorsements, assignments, deeds, drafts, checks, stock powers, or other instruments in such reasonable and customary form as shall be requested by Kosti, and STS shall at any time and from time to time after the Closing, upon reasonable request, execute, acknowledge, and deliver such additional bills of sale, endorsements, assignments, deeds, drafts, checks, stock powers, or other instruments and take such other actions as may be reasonably required to effectuate the transactions contemplated by this Agreement.

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2.   STOCK EXCHANGE
     --------------

     2.1 Stock Exchange. In consideration for the sale, conveyance, transfer, and delivery of the Assets and Assigned Contracts and upon the terms and subject to the conditions set forth in this Agreement, STS shall only assume the Liabilities set out in Schedule 2 and STS shall convey, transfer to Kosti the following, which shall be:

     (a) Four Million (4,000,000) shares of common stock of Smart Truck Systems, Inc. Said stock shall be restricted pursuant to Rule 144 of the Securities Act of 1933.

3.   CLOSING.
     --------

     3.1 Closing. The closing of the sale and purchase (the "Closing") shall take place at the offices of STS at 22101 Alessandro Blvd. Moreno Valley, Ca 92553 at 10:00 a.m. on August 12, 2004, or at such other time and place as may be mutually agreed upon (the "Closing Date"). At the Closing, Kosti shall deliver to STS such bills of sale, endorsements, assignments, deeds, drafts, checks, stock powers, or other instruments as shall be effective to vest in STS good and marketable title to the Assets subject to no liens, encumbrances, or rights in any other party whatsoever, except as are described in the applicable Schedules. Kosti shall prior to closing deliver completed Schedules 1 through 3 as outlined above.

4.   TAXES AND PREPAID ITEMS.
     ------------------------

     Except as otherwise provided herein, Kosti will pay all sales, use, franchise, and other taxes and charges which may become payable in connection with the exchange of the Assets pursuant to the terms of this Agreement, and any and all other taxes and charges accruing out of the operation of Kosti's businesses prior to the Closing Date.

5.   REPRESENTATIONS AND WARRANTIES OF KOSTI.
     ----------------------------------------

     Kosti represents and warrants, covenants and agrees that:

     5.1 Authority to Convey. Kosti is an individual with full power and authority to carry on the business of exchanging such assets and to execute and deliver and carry out the transactions contemplated by this Agreement.

     5.2 Due Authorization; Effect of Transaction. No provisions of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Kosti is a party or by which Kosti is bound, has been or will be violated by the execution and delivery by Kosti of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied and satisfaction has been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Kosti, enforceable in accordance with its terms

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     5.3 Personal Properties. Kosti owns and has good and marketable title to all the tangible and intangible personal property and assets, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character, except as set forth in the Schedules 2 and 2.A which contains an identification of items of fixed assets and machinery and equipment. None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by Kosti as lessee or as conditional sales vendee under any lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in the Schedules 2 and 2.A. The fixed assets and machinery and equipment, taken as a whole, are in a state of good repair and maintenance and are in good operating condition. Upon the sale, assignment, transfer, and delivery of the Assets to STS hereunder, there will be vested in STS good and marketable title to the tangible and intangible personal property constituting a part thereof, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character, except for the rights of third persons arising under contracts for the sale of inventory in the ordinary course of business, each of which is listed in Schedules 2 and 2.A.

     5.4 Litigation and Compliance with Laws. Schedule 3 contains a brief description of all litigation or legal or other actions, suits, proceedings, or investigations, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency, or instrumentality, domestic or foreign, in which Kosti or any of its officers or directors, in such capacity, is engaged, or, to the knowledge and belief of Kosti, with which Kosti or any of its officers or directors is threatened in connection with the business or affairs or properties or assets of Kosti. Kosti is and at all times since its inception has been in compliance with all laws and governmental rules and regulations, domestic and foreign, and all requirements of insurance carriers, applicable to its business or affairs or properties or assets, including, without limitation, those relating to environmental protection, water or air pollution, and similar matters.

     5.5 Trademarks, Licenses, Etc. Schedule 1.F sets forth all of the trademarks, trade names, service marks, patents, copyrights, registrations, or applications with respect thereto, and licenses or rights under them owned, used, or intended to be acquired or used by Kosti, and, to the extent indicated in the Schedule 1.F, they have been duly registered in such offices as are indicated therein. Kosti is the sole and exclusive owner of the trademarks, trade names, service marks, and copyrights, the holder of the full record title to the trademark registrations and the sole owner of the inventions covered by the patents and patent applications, all as set forth in the Schedule 1.F; Kosti has the sole and exclusive right, to the extent listed in the Schedule 1.F, to use such trademarks, trade names, service marks, patents and copyrights, and, except to the extent set forth on the Schedule 1.F, all of them are free and clear of any mortgages, liens, encumbrances, equities, licenses, claims, and obligations to other persons of whatever kind and character.

     5.6 Material Information. This Agreement (including all the Schedules and Exhibits hereto) nor any certificate or other information or document furnished or to be furnished by either Kosti to STS contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

     5.7 No Governmental Authorizations or Approvals Required. No authorization or approval of, or filing with, any governmental agency, authority, or other body will be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

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     5.8 Continuing Representations. The representations and warranties of STS herein contained shall survive the Closing for one year (1) year.

6.   REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF STS.
     ---------------------------------------------------

     6.1 Due Authorization; Effect of Transaction. No provision of STS's Certificate of Incorporation or Bylaws, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which STS is a party or by which it is bound, has been, or will be violated by the execution by STS of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of STS, enforceable in accordance with its terms. STS is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Certificate of Incorporation or Bylaws.

     6.2 Litigation and Compliance with Laws. No litigation or legal or other actions, suits, proceedings, or investigations, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency, or instrumentality, domestic or foreign, in which or any of its officers or directors, in such capacity, is engaged, or, to the knowledge and belief of STS, with which STS or any of its officers or directors is threatened in connection with the business or affairs or properties or assets of STS. STS is and at all times since its inception has been in compliance with all laws and governmental rules and regulations, domestic and foreign, and all requirements of insurance carriers, applicable to its business or affairs or properties or assets, including, without limitation, those relating to environmental protection, water or air pollution, and similar matters.

     6.3 Common Stock. The shares to be issued pursuant to Section 2.1(a) of this Agreement are not registered under the Securities Act of 1933 and will be "restricted shares" within the meaning of Rule 144 under the 1933, Securities Act. The certificates evidencing the shares issued to Kosti will bear restrictive legends as appropriate. STS shall be under no obligation to register the shares under the 1933 Securities Act or any state securities law for resale by the Buyer.

     6.4 Continuing Representations. Except for Section 6.3, the representations and warranties of STS herein contained shall survive the Closing for one year
(1) year. The representation and warranty set forth in Section 6.3 shall survive the Closing without limitation.


7.   CONDITIONS OF KOSTI'S OBLIGATIONS.
     ----------------------------------

     The obligations of Kosti hereunder are subject to the fulfillment to the reasonable satisfaction of the Kosti, prior to or at the Closing, of each of the following conditions:

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     7.1 Non Competition Agreement. Kosti agrees not to compete in the manufacture of any kind of waste collection vehicles for a period of 3 years in the Western United States.

     7.2 Permits, Etc. Kosti shall have assigned to STS, or STS shall have obtained, all such permits, licenses, approvals, authorizations, variances, agreements, and warranties from federal, state, and local governmental authorities, which STS shall, in the exercise of its sole discretion, deem necessary or desirable for the operation by STS of the businesses of after the Closing.

     7.3 Representations and Covenants. The representations and warranties of Kosti contained in this Agreement or otherwise made in writing by it or him or on its or his behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date; each and all of the covenants, agreements, and conditions to be performed or satisfied by Kosti hereunder at or prior to the Closing Date shall have been duly performed or satisfied; and Kosti shall have furnished STS with such certificates and other documents evidencing the truth of such representations and warranties and the performance and satisfaction of such covenants, agreements, and conditions as STS shall have reasonably requested.

     7.4 Instruments of Transfer. Kosti shall have delivered to STS bills of sale, assignments, deeds, stock powers, and other instruments of transfer and assignment in accordance with the provisions hereof, transferring to STS all of Kosti's right, title, and interest in and to the Assets, including the Assigned Contracts, to be transferred, assigned, and conveyed by Kosti to STS pursuant to the provisions of this Agreement.

8.   CONDITIONS OF STS OBLIGATIONS.
     ------------------------------

     The obligations of STS hereunder are subject to the fulfillment to the reasonable satisfaction of STS prior to or at the Closing of each of the following conditions:

     8.1 Representations and Covenants. The representations and warranties of STS contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date; each of the covenants, agreements, and conditions to be performed or satisfied by STS hereunder at or prior to the Closing Date shall have been duly performed or satisfied; and STS shall have furnished Kosti with such certificates or other documents evidencing the truth of such representations and warranties and the performance and satisfaction of such covenants, agreements, and conditions as Kosti shall have reasonably requested.

     8.2 No Opposition. No suit, action, or proceeding shall be pending or threatened on the Closing Date before or by any court or governmental authority seeking to restrain or prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

9.   INDEMNIFICATION BY KOSTI.
     -------------------------
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     9.1 Indemnification.

     (a) Kosti hereby agrees to indemnify, defend, and hold STS harmless from and against the amount of any actual (or potential in the case of any litigation or claims by any person not a party to this Agreement) damage, loss, cost, or expense (including reasonable attorneys' fees and settlement costs) to STS ("Loss") occasioned or caused by, resulting from, or arising out of:

          (i) Any failure by Kosti to perform, abide by, or fulfill any of the agreements, covenants, or obligations set forth in or entered into, in connection with this Agreement to be so performed or fulfilled by the Kosti.

          (ii) Any material inaccuracy in or breach of any of the representations or warranties set forth in this Agreement, or any certificate or Schedule or other writing furnished pursuant hereto.

          (iii) Any failure on the part of Kosti to withhold from the exchange any assets or amounts due to any governmental authority or other person that results in a loss to STS.

          (iv) Any claim, known or unknown, arising out of or by virtue of or based upon any liability or obligation of either Kosti that is not an Assumed Liability.

          (v) Any claim, known or unknown, arising out of or by virtue of or based upon any contract or agreement of either Kosti that (i) is not an Assigned Contract, or (ii) is connected with any breach by either Kosti of an Assigned Contract, or any failure by either Kosti to have performed any obligation or satisfied any liability hereunder to the extent required to be performed or satisfied at or prior to the Closing, or (iii) is not set forth (or described) in writing and furnished or made available to STS pursuant hereto.

          (vi) Any liability or obligation for any tort or any breach or violation of any contractual, quasi contractual, legal, fiduciary, or equitable duty by Kosti, whether before, at, or after the Closing.

     The amount of any Loss shall be the amount of cash reimbursement or setoff that, when received by the STS incurring such loss, shall place STS in the same financial position it or they would have been in if such Loss has not occurred; provided, however, Kosti shall not be liable to STS or their officers, directors, or agents on any warranty, representation or covenant made by Kosti in this Agreement, regarding any single claim, loss, expense, obligation or other liability that does not exceed $10,000; in the total aggregate of all claims. Provided further, that when the aggregate amount of all such claims, losses, expenses, obligations and liabilities not exceeding $10,000 each reaches $10,000, Kosti shall thereafter be liable in full for all such breaches and indemnities, and regarding all those claims, losses, expenses, obligations, and liabilities.

     9.2 Notice of Claim. STS shall give prompt written notice to Kosti of any claim (actual or threatened) or other event that in the judgment of either STS might result or has resulted in a Loss by STS hereunder, and Kosti shall have the right to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for STS, who shall conduct the defense of such claim (actual, threatened, or asserted) or litigation, shall be reasonably

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satisfactory to the Kosti, and Kosti may participate in such defense at their expense, and provided, further, that the omission by STS to give notice as provided herein shall not relieve Kosti of his obligations hereunder except to the extent that the omission results in a failure of actual notice to Kosti and Kosti is damaged solely as a result of the failure to give notice. Kosti, in the defense of any such claim or litigation, shall, except with the consent of each STS, consent to the entry of any judgment or decree or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to STS of a release from all liability in respect to such claim or litigation, and the STS shall have no liability with respect to any payment made by a STS in connection with the settlement, satisfaction, or compromise of any claim unless the STS shall have approved thereof in advance in writing, which approval shall not unreasonably be withheld or delayed. If STS shall not have received notice that Kosti shall assume the defense of such claim within twenty (20) days after the notice is sent to the Kosti of the existence of such claim, STS shall be free to proceed with the defense of such claim. Each such notice shall be accompanied (or followed as promptly as is reasonably practicable after the amount of such Loss becomes determinable) by a certificate signed by the President of STS as the case may be, and setting forth in reasonable detail the calculation of the amount of such Loss in accordance with the provisions hereof, and accompanied by copies of all relevant documents and records. The omission to give such notice or provide such certificate by STS shall not relieve Kosti of his obligation under this Section 9.2 except to the extent such omission results in a failure of actual notice to Kosti and Kosti is damaged solely by such failure to give notice. No Loss shall be considered to have occurred with respect to any payment made by STS in settlement, satisfaction, or compromise of any claim unless the STS shall have approved thereof in advance and in writing.

     9.3 Set Off or Reimbursement. STS shall have the right to setoff against the stock transferred (or, if such stock has thereto fore been exchanged, then to receive prompt reimbursement from Kosti of an amount equal to) the amount of all Losses incurred by STS. STS shall deliver to Kosti a written notice explaining the nature and amount of each such setoff or required reimbursement, as promptly as is reasonably practicable after STS has determined to make such setoff or to require such reimbursement. STS may make such setoffs or require such reimbursements in any order they choose.

10.  BULK SALES ACT.
     ---------------

     STS and Kosti both acknowledge that, in effecting the transactions contemplated hereby, neither STS nor Kosti has taken any steps to comply with the California Bulk Sales Law. Notwithstanding the foregoing, Kosti covenants and agrees to pay and discharge promptly and when due, and in all respects to defend STS against, all claims of creditors (other than the Assumed Liabilities) that are asserted against STS by reason of noncompliance with this Bulk Sales Law. Kosti hereby agrees to defend and to indemnify and hold STS harmless from, against, and in respect of (and shall on receipt of evidence of loss, liability, or damage reimburse STS for) any loss, liability, damage, cost, or expense, including, without limitation, reasonable attorneys' fees (other than the Assumed Liabilities), suffered or incurred by the STS by reason of any failure of Kosti to pay or discharge any such claim promptly and when due or the failure of the parties to comply with the Bulk Sales Law.

11.  AMENDMENTS; WAIVERS.
     --------------------

     This Agreement constitutes the entire agreement of the parties related to the subject matter of this Agreement, supersedes all prior or contemporary agreements, representations, warranties, covenants, and understandings of the parties. This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent, or discharge is sought.

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     Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation, or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of such term, condition, or breach of covenant, representation, or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; and no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

12.  ASSIGNMENT; SUCCESSORS AND ASSIGNS.
     -----------------------------------

     This Agreement shall not be assignable by any party without the written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and there respective successors and permitted assigns.

13.  SEVERABILITY.
     -------------

     If any provision or provisions of this Agreement shall be, or shall be found to be, invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

14   COUNTERPARTS.
     -------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.

15.  SECTION AND OTHER HEADINGS.
     ---------------------------

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

16.  NOTICES.
     --------

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, certified mail, return receipt requested:



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                  (a) TO Kosti:
                      ---------
-                          Kosti Shirvanian
                           23 Corporate Plaza Suites 247
                           Newport Beach, Ca. 92660


With a copy to
                           A.J. Rothlisberger
                           P. O. Box 2337
                           El Cajon, Ca. 92021


                  (b) TO STS:
                      -------
                           Smart Truck Systems, Inc
                           22101 Alessandro Blvd.
                           Moreno Valley, Ca. 92553

With a copy to

                           Robert L. Cashman
                           18482 Park Villa Place
                           Villa Park, California 92861

     And/or to such other person(s) and address (as) as either party shall have specified in writing to the other.

17.  GENDER.
     -------

     Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

18.  LAW TO GOVERN.
     --------------

     This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of California.


19.  COURTS.
     -------

     Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in Orange County as is provided by law; and the parties consent to the jurisdiction of the court or courts located in Orange County and to service of process by registered mail, return receipt requested, or in any other manner provided by law.


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     IN WITNESS WHEREOF, Kosti and STS have caused this Agreement to be executed as of the date first above written.



Smart Truck Systems Inc.      Kosti Shirvanian, an individual


By: /s/ Robert L. Cashman     By:      /s/ Kosti Shirvanian
    ---------------------              --------------------

Name:    Robert L. Cashman    Name:    Kosti Shirvanian

Title:   President    Title:  an individual









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